SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: July 21, 2003

Select Medical Corporation

(Exact name of registrant as specified in charter)

Delaware	000-32499	23-2872718
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055

(Address of Principal Executive Offices)        (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX
PRESS RELEASE DATED JULY 21, 2003.
CERTAIN INFORMATION PREVIOUSLY NOT REPORTED...

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Select Medical Corporation Press Release, dated July 21, 2003.

99.2	Certain information which may be disclosed to prospective purchasers of the senior subordinated notes not previously publicly reported.

Item 9. Regulation FD Disclosure.

Select Medical Corporation (the “Company”) issued a press release on July 21, 2003, announcing its intention to issue $175 million in aggregate principal amount of Senior Subordinated Notes due 2013. The Company stated that it intends to use the proceeds of the offering, together with existing cash and, to the extent necessary, borrowings under its senior credit facility, to complete its previously announced acquisition of Kessler Rehabilitation Corporation. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

In connection with the proposed issuance of the senior subordinated notes, the Company expects to disclose to prospective purchasers certain information that has not been previously publicly reported. A copy of such information is attached as Exhibit 99.2 to this report and incorporated herein by reference.

Select Medical Corporation currently expects its results for the quarter ended June 30, 2003 to exceed the financial objectives stated in the Company’s press release dated October 29, 2002.

In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION
Date: July 21, 2003	By:	/s/ Michael E. Tarvin

Michael E. Tarvin Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Select Medical Corporation Press Release, dated July 21, 2003.

99.2	Certain information which may be disclosed to prospective purchasers of the senior subordinated notes not previously publicly reported.